Exhibit 1(i)

Amended and Restated Establishment and Designation of Classes

BLACKROCK EQUITY DIVIDEND FUND

WHEREAS, pursuant to Section 6.1 of the Declaration of Trust of BlackRock Equity Dividend Fund (the “Trust”), dated May 14, 1987, as amended (the “Declaration”), as set forth in that certain Amended and Restated Establishment and Designation of Classes effective as of March 10, 2020 (the “Prior Designation”), the shares of beneficial interest of the Trust, par value $.10 per share (the “Shares”), had been divided into six classes of shares as named in the Prior Designation;

WHEREAS, at a meeting held on September 15, 2026, a majority of the Trustees of the Trust authorized the launch of BlackRock Equity Dividend Active ETF Class Shares of the Fund;

NOW THEREFORE, the undersigned, constituting at least a majority of the Trustees of the Trust, do hereby certify that following the actions referenced above, the classes of the Trust set forth below have heretofore been established and designated by the Trustees of the Trust in accordance with the Trust’s Declaration, and that such classes remain in effect as of the date hereof, and that the Trust is authorized to issue an unlimited number of shares of beneficial interest of each such class:

1.	The classes of Shares of the Trust established and designated (each a “Class”) are as follows:

(a)	Investor A Shares

(b)	Investor C Shares

(c)	Class R Shares

(d)	BlackRock Equity Dividend Active ETF Class Shares, which are hereby designated as an ETF pursuant to the Declaration

(e)	Class K Shares

(f)	Service Shares

(g)	Institutional Shares

2.	The Shares of each Class of the Trust shall be entitled to all of the rights and preferences accorded to Shares under the Declaration.

3.

The purchase price, the method of determination of net asset value, the price, terms and manner of redemption, the relative dividend rights of holders of the Shares of each Class, and all other preferences, exchange, conversion and other rights, voting powers, restrictions, limitations, qualifications, and further terms and conditions shall be established by the Trustees of the Trust from time to time in accordance with the provisions of the Declaration and shall be set forth in the prospectus and statement of additional information of the Trust relating to such Class of the Trust contained in the Trust’s most recent effective registration statement under the Securities Act of 1933, as amended, with respect to such Class, as such prospectus and statement of additional information may be supplemented or modified from time to time.

4.

Except as may otherwise be required by applicable law, Shares of each Class of the Trust shall vote together as a single class except that Shares of a Class may vote separately on matters affecting only that Class and Shares of a Class not affected by a matter will not vote on that matter.

5.	A Class of the Trust may be terminated by the Trustees by written notice to the shareholders of the Class.

6.	This Amended and Restated Establishment and Designation of Classes is effective on the 15th day of September, 2026.

IN WITNESS WHEREOF, the undersigned have executed this instrument on behalf of the Trust as of the 15th day of September, 2026.

BLACKROCK EQUITY DIVIDEND FUND

/s/ Mark Stalnecker Mark Stalnecker 50 Hudson Yards, New York, New York 10001	/s/ Christopher J. Ailman Christopher J. Ailman 50 Hudson Yards, New York, New York 10001

/s/ Susan J. Carter Susan J. Carter 50 Hudson Yards, New York, New York 10001	/s/ Collette Chilton Collette Chilton 50 Hudson Yards, New York, New York 10001

/s/ Neil A. Cotty Neil A. Cotty 50 Hudson Yards, New York, New York 10001	/s/ Jeffrey Jarczyk Jeffrey Jarczyk 50 Hudson Yards, New York, New York 10001

/s/ Henry R. Keizer Henry R. Keizer 50 Hudson Yards, New York, New York 10001	/s/ Cynthia A. Montgomery Cynthia A. Montgomery 50 Hudson Yards, New York, New York 10001

/s/ Donald C. Opatrny Donald C. Opatrny 50 Hudson Yards, New York, New York 10001	/s/ Lori Richards Lori Richards 50 Hudson Yards, New York, New York 10001

/s/ Marc D. Stern Marc D. Stern 50 Hudson Yards, New York, New York 10001	/s/ Kenneth L. Urish Kenneth L. Urish 50 Hudson Yards, New York, New York 10001

/s/ Claire A. Walton Claire A. Walton 50 Hudson Yards, New York, New York 10001	/s/ Robert Fairbarn Robert Fairbarn 50 Hudson Yards, New York, New York 10001

/s/ John M. Perlowski John M. Perlowski 50 Hudson Yards, New York, New York 10001